Exhibit 10.09

[SMH CAPITAL letterhead]

June 23, 2009

Prosperity Bank
777 Walker Street, Suite L140
Houston, Texas 77002
Attention of Randall R. Reeves, President-Houston Area

Re:           Credit Agreement Dated as of May 11, 2009, between
Sanders Morris Harris Group Inc. and Prosperity Bank

Ladies and Gentlemen:

Reference is made to the Credit Agreement Dated as of May 11, 2009 (the “Credit Agreement”), between Sanders Morris Harris Group Inc. (“Borrower”) and Prosperity Bank (“Lender”), pursuant to which Lender made a $25,000,000 term loan to Borrower on the terms and conditions set forth in the Credit Agreement. Terms used herein with their initial letter capitalized shall have the meaning assigned to them in the Credit Agreement unless otherwise defined herein.

The purpose of this letter is to amend the affirmative covenant set forth in Section 5.17 of Article V of the Credit Agreement.

In consideration of the foregoing and the following mutual agreements, the Lender and Borrower agree as follows:

1.           Section 5.17 of the Credit Agreement is deleted and the following substituted in place thereof:

Section 5.17. Capital Markets Division Disposition.  Consummate in full to the satisfaction of the Lender the Capital Markets Division Disposition on or prior to September 1, 2009.

2.           Except as modified by the foregoing amendment, all terms, conditions, and provisions of the Credit Agreement are and shall remain in full force and effect.

Prosperity Bank
June 23, 2009

Please acknowledge your agreement with the foregoing amendment by signing this letter in the space provided below.

Very truly yours,

Sanders Morris Harris Group Inc.

By:  /s/ Rick Berry

Rick Berry, Chief Financial Officer

Accepted and agreed to this 23rd day of
June, 2009.

Prosperity Bank

By:  /s/ Randall R. Reeves

Name: Randall R. Reeves
Title: President-Houston Area